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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Animal Health, Inc.
San Francisco, CA

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204280) of Jaguar Animal Health, Inc. of our report dated March 29, 2016, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains and explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

BDO USA, LLP
San Francisco, California

March 29, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm